                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION

                           BEAR ISLAND MERGERCO, LLC

                           ARTICLES OF ORGANIZATION

=================================================================

                  THESE ARTICLES OF ORGANIZATION are filed for and on behalf of BEAR ISLAND MERGERCO, LLC (the "COMPANY") pursuant to Section 13.1-1010.1 of the Virginia Limited Liability Company Act, Virginia Code Sections 13.1-1000, et seq. (the "ACT").

                  WHEREAS, the Company was formed under the name "BEAR ISLAND PAPER COMPANY", in accordance with the provisions of the Virginia Uniform Limited Partnership Act, pursuant to a Certificate of Limited Partnership filed with the Clerk of the Circuit Court of Hanover County, Virginia on May 18, 1978, and a Limited Partnership Agreement, dated as of May 18, 1978, which Agreement has been amended from time to time, including an amendment made pursuant to an Amendment to Limited Partnership Agreement dated as of April 20, 1987 in order to change the name of "BEAR ISLAND PAPER COMPANY" to "BEAR ISLAND PAPER COMPANY, L.P."; and

                  WHEREAS, in accordance with the requirements of the Virginia Revised Uniform Limited Partnership Act, Bear Island Paper Company, L.P. filed its initial Certificate of Limited Partnership under such act with the Clerk of the Virginia State Corporation Commission (the "CLERK") on April 23, 1987 and filed Amended and Restated Certificates of Limited Partnership with the Clerk on October 19, 1987 and October 8, 1992; and

                  WHEREAS, by unanimous agreement of the partners of Bear Island Paper Company, L.P, the partners have agreed to convert Bear Island Paper Company, L.P. from a Virginia limited partnership to a Virginia limited liability company in accordance with the provisions of Section 13.1-1010.1 of the Act;

         NOW, THEREFORE, pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, the undersigned states as follows:

1.       The name of the limited liability company is:

                           Bear Island Mergerco, LLC

2.       The address of the initial registered office in Virginia is:

                           NationsBank Center, 23rd Floor
                           1111 East Main Street
                           Richmond, Virginia  23219,

located in the City of Richmond, Virginia.

3.       The registered agent's name is:

                           Collins Denny, III,

whose business address is identical with the registered office, and who is a resident of Virginia and a member of the Virginia State Bar.

4. The post office address of the principal office where the records will be maintained pursuant to Virginia Code Section 13.1-1028 is:

                           Post Office Box 2119
                           10026 Old Ridge Road
                           Ashland, Virginia  23005

         The office is located in the County of Hanover, Virginia.

5. The period of duration of the limited liability company shall continue through December 31, 2028.

ORGANIZER:                                      BRANT-ALLEN INDUSTRIES, INC.,



Date:  December 1, 1997                         By: /s/ Edward D. Sherrick
                                                  Name Edward D. Sherrick
                                                      ----------------------

                                                  Title: VP/Finance
                                                        --------------------

                             ARTICLES OF MERGER
                                     OF
                         BEAR ISLAND MERGERCO, LLC
                               WITH AND INTO
                     BEAR ISLAND PAPER COMPANY, L.L.C.

     1. Plan of Merger. Attached hereto and incorporated herein by this reference is a copy of the plan of merger ("PLAN OF MERGER") by which Bear Island Mergerco, LLC, a Virginia limited liability company, shall be merged with and into Bear Island Paper Company, L.L.C., a Virginia limited liability company.

     2. Outstanding Membership Interests. The outstanding membership interests of Bear Island Mergerco, LLC consist of one membership interest, which is owned by Bear Island Paper Company, L.L.C. The outstanding membership interests of Bear Island Paper Company, L.L.C. consist of one membership interest, which is held by a single member.

     3. Adoption by Directors. On December 1, 1997, the Plan of Merger was adopted by unanimous written consent of the directors of Bear Island Paper Company, L.L.C. and by unanimous written consent of the directors of Bear Island Mergerco, LLC.

     4.   Adoption by Members.  On December 1, 1997, the Plan of
          Merger was adopted by written consent of the sole member of Bear Island Paper Company, L.L.C. and by written consent of the sole member of Bear Island Mergerco, LLC.

     5. Effective Date. The effective date of the certificate of merger issued by the Virginia State Corporation Commission, and the date on which the merger of Bear Island Mergerco., LLC with and into Bear Island Paper Company, L.L.C. shall be effected, shall be December 1, 1997.

     Date:  December 1, 1997       BEAR ISLAND MERGERCO, LLC

                                   By: /s/ Peter M. Brant
                                       ________________________
                                        Name:  Peter M. Brant
                                        Title:  President

                                   BEAR ISLAND PAPER COMPANY, L.L.C.

                                   By:  /s/ Peter M. Brant
                                        _______________________
                                        Name:  Peter M. Brant
                                        Title:  President

                               PLAN OF MERGER
                                     OF
                         BEAR ISLAND MERGERCO, LLC
                                    AND
                     BEAR ISLAND PAPER COMPANY, L.L.C.

     1. Limited Liability Companies Planning to Merge. The names of the limited liability companies planning to merge are:

          Bear Island Mergerco, LLC, a Virginia limited liability company ("MERGERCO"); and

          Bear Island Paper Company, L.L.C., a Virginia limited liability company ("BIPC").

        On the "Effective Date", as defined herein, Mergerco will merge with and into BIPC.

     2. Surviving Limited Liability Company. The name of the surviving limited liability company is Bear Island Paper Company, L.L.C. The Board of Directors and the officers of BIPC, as each exists immediately prior to the Effective Date, shall be the Board of Directors and officers of the surviving limited liability company. The Articles of Organization and Operating Agreement of BIPC, as each exists immediately prior to the Effective Date, shall be the Articles of Organization and Operating Agreement of the surviving limited liability company.

     3. State of Incorporation and Organization. Virginia is the name of the state under whose law each of Mergerco and BIPC are organized.

     4. Terms and Conditions. On the "Effective Date", as defined herein, all assets and properties of Mergerco shall be vested in BIPC without reversion or impairment, and BIPC shall be liable for all liabilities of Mergerco; provided, however, that no member of BIPC which is a party to the merger shall, as a result of the merger, become personally liable for the liabilities or obligations of any other person or entity unless that member approves the plan of merger or otherwise consents to becoming personally liable.

     5.   Cancellation of Outstanding Membership Interest in Bear
          Island Mergerco, LLC. On the Effective Date, the outstanding membership interest in Mergerco shall be canceled and cease to exist.

     6. Adoption by Directors. This plan of merger shall be adopted by written consents of all of the directors of Mergerco and all of the directors of BIPC.

     7. Approval by Shareholders and Members. This plan of merger shall be approved by written consents of the sole member of a Mergerco and the sole member of BIPC.

     8. Articles of Merger. After the approval of this plan of merger by the sole member of Mergerco and the sole member of BIPC, an authorized officer of Mergerco, for and on behalf of Mergerco, and an authorized officer of BIPC, for and on behalf of BIPC as the surviving company, shall execute and file with the Virginia State Corporation Commission ("COMMISSION") articles of merger and shall execute and deliver such other documents and instruments and to take such action as they may deem necessary or advisable to effect and evidence the merger of Mergerco with and into BIPC in accordance with the provisions of this plan of merger.

     9. Effective Date. The time and date at and on which the merger of Mergerco with and into BIPC shall be effected (the "EFFECTIVE DATE") shall be the time and date, if any, specified in the articles of merger filed with the Commission as the effective date of the certificate of merger issued by the Commission, if no such time and date are specified, the time and date at and on which the certificate of merger shall be issued by the Commission.